Exhibit (j) under Form N-1A
                                             Exhibit (5) under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 25 to Registration Statement No. 33-50773 on Form N-1A of our report dated November 9, 2001 relating to the financial statements of Federated Total Return Series, Inc. (comprised of the following funds: Federated Limited Duration Fund, Federated Mortgage Fund, and Federated Ultrashort Bond Fund) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.




November 21, 2001